Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of BB&T Corporation (the “Company”), hereby nominates, constitutes and appoints John A. Allison IV, Scott E. Reed and Jerone C. Herring, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-3 (the “Registration Statement”) relating to the resale of shares of the Company’s common stock, $5.00 par value per share, to be issued in connection with the acquisition by the Company of Regional Financial Corp., and to file any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on June 25, 2002.

/s/ JOHN A. ALLISON IV Name: John A. Allison, IV Title: Chairman of the Board and Chief Executive Officer (principal executive officer)	/s/ SCOTT E. REED Name: Scott E. Reed Title: Senior Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ SHERRY A. KELLETT	/s/ NELLE RATRIE CHILTON
Name: Sherry A. Kellett Title: Senior Executive Vice President and Controller (principal accounting officer)	Name: Nelle Ratrie Chilton Title: Director

/s/ ALFRED E. CLEVELAND	/s/ RONALD E. DEAL
Name: Alfred E. Cleveland Title: Director	Name: Ronald E. Deal Title: Director

/s/ TOM D. EFIRD	/s/ PAUL S. GOLDSMITH
Name: Tom D. Efird Title: Director	Name: Paul S. Goldsmith Title: Director

/s/ LLOYD V. HACKLEY	/s/ JANE P. HELM
Name: L. Vincent Hackley	Name: Jane P. Helm
Title: Director	Title: Director

/s/ RICHARD JANEWAY, M.D.	/s/ J. ERNEST LATHEM, M.D.
Name: Richard Janeway, M.D. Title: Director	Name: J. Ernest Lathem, M.D Title: Director .

/s/ JAMES H. MAYNARD	/s/ JOSEPH A. MCALEER, JR.
Name: James H. Maynard	Name: Joseph A. McAleer, Jr.
Title: Director	Title: Director

/s/ ALBERT O. MCCAULEY	/s/ J. HOLMES MORRISON
Name: Albert O. McCauley	Name: J. Holmes Morrison
Title: Director	Title: Director

/s/ RICHARD L. PLAYER, JR.	/s/ C. EDWARD PLEASANTS
Name: Richard L. Player, Jr.	Name: C. Edward Pleasants, Jr.
Title: Director	Title: Director

/s/ NIDO R. QUBEIN	/s/ E. RHONE SASSER
Name: Nido R. Qubein	Name: E. Rhone Sasser
Title: Director	Title: Director

/s/ JACK E. SHAW
Name: Jack E. Shaw
Title: Director